Exhibit 99.1

SRM Sponsors the Licensing International and Women In Toys Licensing & Entertainment Holiday Party

JUPITER, FL / December 4, 2023 – SRM Entertainment, Inc. (Nasdaq: SRM) (the “Company” or “SRM”) is a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues, is proud to sponsor and participate in this year’s Global Licensing Industry Holiday Party Saturday December 9th in Boca Raton Florida.

SRM will support and celebrate the holiday season with Licensing International & Women in Toys, Licensing & Entertainment for a night of networking and with licensing friends, colleagues and new connections. WiT’s mission advances and advocates for women in the toy, consumer products, licensing, and entertainment industries.

“SRM sponsoring and partnering will help support WiT’s mission to drive essential programs that foster recruitment, advancement, and the success of women in our industry” stated Rich Miller, SRM’s CEO.

About SRM Entertainment, Inc.

SRM Entertainment, Inc. designs, develops, and manufactures custom toys and souvenirs for the world’s largest theme parks and entertainment venues. The Company provides exclusive custom products that are available worldwide at venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld and other attractions. Additionally, SRM recently launched its retail product line which includes its patented SMURFS Sip with Me® cups.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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